Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of ev3 Inc. of our report dated March 29, 2005 relating to the financial statements which appears in Micro Therapeutics, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orange County, California
December 6, 2005